IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                          )     Chapter 11
                                )
DISCOVERY ZONE, INC., et al.*   )     Case No. 96-411 (HSB)
                                )
                                )
                  Debtors.      )     (Jointly Administered)

                           ORDER AUTHORIZING DEBTORS'
                EMPLOYMENT AND RETENTION OF ERNST & YOUNG, L.L.P.
           AS INDEPENDENT AUDITORS, NUNC PRO TUNC TO FEBRUARY 24,1997

            Upon consideration of the Application for Order Authorizing Employment and Retention of Ernst & Young L.L.P. as Independent Auditors, Nunc Pro Tunc to February 24, 1997 (the "Application") filed by Discovery Zone, Inc. and nineteen of its affiliates as debtors and debtors in possession in these chapter 11 cases (collectively, the "Debtors") and it appearing that the relief requested in the Application is in the best interest of the Debtors, their estates and creditors; and it appearing that the Debtors' decision to engage Ernst & Young L.L.P. ("E&Y") as independent auditors to audit the Debtors' financial statements for the fiscal year ending December 31, 1996 is supported by reasonable business judgment; and it appearing that the decision to E&Y to review the Debtors' 1995 Federal tax returns and to

--------
   * Discovery Zone, Inc., Beaverton Fun Fitness, Inc., DJM Management, Inc., DZ of Connecticut, Inc., DZ of Georgia, Inc., DZ of Massachusetts, Inc., DZ of Missouri, Inc., DZ of New York, Inc., DZ of Pennsylvania, Inc., DZ of Wisconsin, Inc., Portland Fun Fitness, Inc., Vancouver Fun Fitness, Inc., Discovery Zone (Puerto Rico), Inc., Leaps & Bounds, Inc., Semborg Corp., DZ Party, Inc., DZGP, Inc., Discovery Zone Children's Amusement Corporation, Discovery Zone L.P. and Tumble for Fun Limited Partnership.

review the Debtors' 1996 quarterly filings on Form 10-Q is supported by reasonable business judgment and it appearing that due notice of the Application having been given to all parties in interest, and that no other or further notice need be given; and the Statutory Creditors' Committee having consented to the relief requested by the Application subject to the conditions in the Application and the Engagement Letter attached as Exhibit A to the Application; and sufficient cause appearing therefor, it is

            ORDERED that the Application is hereby granted to the extent set forth below; and it is further

            ORDERED that the Debtors are authorized to employ E&Y as independent auditors for the purpose of auditing the Debtors' financial statements for the year ended December 31, 1996, nunc pro tunc to February 24, 1997, and performing the other related services set forth in the Application, including the review of the Debtors' 1995 Federal tax return and Discovery Zone's 1996 quarterly filings on Form 10-Q, subject to the conditions set forth in the Application and the Engagement Letter attached as Exhibit A to the Application; and it is further

            ORDERED that the Debtors are authorized to pay E&Y a fee of $120,000 for the audit services set forth in the Application in accordance with the schedule set forth in the Application, without prejudice to E&Y's ability to request supplemental fees depending on the number of hours expended during the course of the audit;

            ORDERED that, except as noted above, E&Y shall be compensated and reimbursed for out-of-pocket expenses incurred, in accordance with the procedures set forth in sections 330 and 331 of the Bankruptcy Code and such Federal Rules of Bankruptcy Procedure as may then be applicable from time to time, and such procedures as may be fixed by order of this Court; and it is further

            ORDERED that, notwithstanding any other provision of this Order, E&Y shall file a final application for all fees and expenses pursuant to section 330 of the Bankruptcy Code with respect to all fees and expenses in connection with the audit services; and it is further

            ORDERED that any and all other and further notice of the relief requested in the Application be, and hereby is, dispensed with and waived.

Dated:      Wilmington Delaware
            March 4, 1997


                                                /s/ Helen S. Balick
                                        ------------------------------------
                                        CHIEF UNITED STATES BANKRUPTCY JUDGE